                                                                      EXHIBIT 21

                             MURPHY OIL CORPORATION

                PARENTS AND SUBSIDIARIES AS OF DECEMBER 31, 1995

                                                                                          Percentage
                                                                                          of Voting
                                                                                          Securities
                                                                         State or Other    Owned by
                                                                          Jurisdiction    Immediate
                        Name of Company                                 of Incorporation    Parent
----------------------------------------------------------------------  ----------------  ----------
MURPHY OIL CORPORATION (REGISTRANT)
  A.  Deltic Farm & Timber Co., Inc.                                    Arkansas              100.0
      1.  Chenal Properties, Inc.                                       Arkansas              100.0
      2.  Deltic Timber Purchasers, Inc.                                Arkansas              100.0
  B.  El Dorado Engineering Inc.                                        Delaware              100.0
      1.  El Dorado Contractors Inc.                                    Delaware              100.0
  C.  Murphy Eastern Oil Company                                        Delaware              100.0
  D.  Murphy Exploration & Production Company (formerly Ocean
      Drilling & Exploration Company)                                   Delaware              100.0
      1.  Canam Offshore A. G. (Switzerland)                            Switzerland           100.0
      2.  Canam Offshore Limited                                        Bahamas               100.0
          a.  Odeco Drilling Limited                                    Bahamas               100.0
          b.  Rimrock Offshore Limited                                  Bahamas               100.0
      3.  El Dorado Exploration, S.A.                                   Delaware              100.0
      4.  Mentor Holding Corporation                                    Delaware              100.0
          a.  Mentor Excess and Surplus Lines Insurance Company         Delaware              100.0
          b.  Mentor Insurance and Reinsurance Company                  Louisiana             100.0
          c.  Mentor Insurance Limited                                  Bermuda                99.993
              (1)  Mentor Insurance Company (U.K.) Limited              England               100.0
              (2)  Mentor Underwriting Agents (U.K.) Limited            England               100.0
      5.  MEPCO Venezuela, Ltd.                                         Bahamas               100.0
      6.  Murphy Building Corporation                                   Delaware              100.0
      7.  Murphy Denmark Oil Company                                    Delaware              100.0
      8.  Murphy Ecuador Oil Company Ltd.                               Bermuda               100.0
      9.  Murphy Equatorial Guinea Oil Company                          Delaware              100.0
     10.  Murphy France Oil Company                                     Delaware              100.0
     11.  Murphy Indus Energy Ltd.                                      Bahamas               100.0
     12.  Murphy Ireland Oil Company                                    Delaware              100.0
     13.  Murphy Italy Oil Company                                      Delaware              100.0
     14.  Murphy New Zealand Oil Company                                Delaware              100.0
     15.  Murphy Overseas Ventures Inc.                                 Delaware              100.0
     16.  Murphy Pacific Rim, Ltd.                                      Bahamas               100.0
     17.  Murphy Pakistan Oil Company                                   Delaware              100.0
     18.  Murphy Peru Oil Company, S.A.                                 Panama                100.0
     19.  Murphy Somali Oil Company                                     Delaware              100.0
     20.  Murphy-Spain Oil Company                                      Delaware              100.0
     21.  Murphy Western Oil Company                                    Delaware              100.0
     22.  Murphy Yemen Oil Company                                      Delaware              100.0
     23.  Norske Murphy Oil Company                                     Delaware              100.0
     24.  Norske Ocean Exploration Company                              Delaware              100.0
     25.  Ocean Exploration Company                                     Delaware              100.0
     26.  Ocean France Oil Company                                      Delaware              100.0
     27.  Ocean Gabon Oil Company                                       Delaware              100.0
     28.  Ocean International Finance Corporation                       Delaware              100.0
     29.  Ocean Spain Oil Company                                       Delaware              100.0


                                    Ex. 21-1

                                                             EXHIBIT 21 (CONTD.)

                             MURPHY OIL CORPORATION

           PARENTS AND SUBSIDIARIES AS OF DECEMBER 31, 1995 (CONTD.)

                                                                                          Percentage
                                                                                          of Voting
                                                                                          Securities
                                                                         State or Other    Owned by
                                                                          Jurisdiction    Immediate
                        Name of Company                                 of Incorporation    Parent
----------------------------------------------------------------------  ----------------  ----------
MURPHY OIL CORPORATION (REGISTRANT) - Contd.
   D.  Murphy Exploration & Production Company - Contd.
       30.   Odeco Gabon Oil Company                                    Delaware              100.0
       31.   Odeco International Corporation                            Panama                100.0
       32.   Odeco Italy Oil Company                                    Delaware              100.0
       33.   Sub Sea Offshore (M) Sdn. Bhd.                             Malaysia               60.0
   E.  Murphy Oil Company, Ltd.                                         Canada                100.0
       1.    340236 Alberta Ltd.                                        Canada                100.0
       2.    Manito Pipelines Ltd.                                      Canada                 52.5
       3.    Murphy Atlantic Offshore Oil Company Ltd.                  Canada                100.0
       4.    Wascana Pipe Line Ltd.                                     Canada                100.0
   F.  Murphy Oil USA, Inc.                                             Delaware              100.0
       1.    Arkansas Oil Company                                       Delaware              100.0
       2.    Murphy Gas Gathering Inc.                                  Delaware              100.0
       3.    Murphy Latin America Refining & Marketing, Inc.            Delaware              100.0
       4.    Murphy LOOP, Inc.                                          Delaware              100.0
       5.    Murphy Oil Trading Company (Eastern)                       Delaware              100.0
       6.    Spur Oil Corporation                                       Delaware              100.0
   G.  Murphy Ventures Corporation                                      Delaware              100.0
   H.  New Murphy Oil (UK) Corporation                                  Delaware              100.0
       1.    Murphy Petroleum Limited                                   England               100.0
             a.  Murco Petroleum Limited                                England               100.0
                 (1) Alnery No. 166 Ltd.                                England               100.0
                 (2) European Petroleum Distributors Ltd.               England               100.0
                 (3) H. Hartley (Doncaster) Ltd.                        England               100.0
                 (4) Murco Petroleum (Ireland) Ltd.                     Ireland               100.0


                                    Ex. 21-2